UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2021, at the 2021 Annual Meeting of Shareholders of TransMedics Group, Inc. (the “Company”), the shareholders of the Company voted on the following proposals:

Proposal One: The shareholders elected Waleed H. Hassanein, M.D., James R. Tobin, Edward M. Basile, Thomas J. Gunderson, Edwin M. Kania, Stephanie Lovell, Merilee Raines and David Weill, M.D. as directors, each to serve on the board of directors of the Company until the 2022 annual meeting of the Company’s shareholders to be held in 2022 or until his successor is duly elected and qualified in accordance with our restated articles of organization and amended and restated bylaws, or his earlier death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Waleed H. Hassanein, M.D	15,268,356	45,533	4,550,143
James R. Tobin	11,757,724	3,556,165	4,550,143
Edward M. Basile	13,783,458	1,530,431	4,550,143
Thomas J. Gunderson	11,761,418	3,552,471	4,550,143
Edwin M. Kania	15,234,966	78,923	4,550,143
Stephanie Lovell	15,293,682	20,207	4,550,143
Merilee Raines	15,239,563	74,326	4,550,143
David Weill, M.D.	11,761,305	3,552,584	4,550,143

Proposal Two: The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, based on the following votes:

For	Against	Abstain
19,751,586	110,283	2,163

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TransMedics Group, Inc.

Date: May 28, 2021	By:	/s/ Stephen Gordon
Stephen Gordon
Chief Financial Officer, Treasurer and Secretary